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                                   EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of the Town and Country Trust of our report dated January 24, 2003, included in the 2002 Annual Report to Shareholders of the Town and Country Trust.

Our audits also included the financial statement schedule of The Town and Country Trust listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-82932) pertaining to The Town and Country Trust Amended and Restated 1993 Long-Term Incentive Plan, and in the Registration Statement (Form S-8 No. 333-53669) pertaining to the Town and Country Trust 1997 Long Term Incentive Plan of our report dated January 24, 2003, with respect to the consolidated financial statements of The Town and Country Trust incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-93907) of the Town and Country Trust and in the related prospectus of our report dated January 24, 2003, with respect to the consolidated financial statements of The Town and Country Trust incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-86872) of The Town and Country Trust and in the related prospectus of our report dated January 24, 2003, with respect to the consolidated financial statements of the Town and Country Trust incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                          /s/  ERNST & YOUNG LLP

Baltimore, Maryland
March 28, 2003